Exhibit 5.1 – OPINION OF REED SMITH LLP

[Reed Smith LLP letterhead]

January 17, 2003

Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard
Suite 470
Durham, North Carolina 27703-8466

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Inspire Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of the Company’s common stock, $0.001 par value per share, with a maximum aggregate offering price of $100,000,000 (the “Common Stock”) all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

In our examination of such legal documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories who are natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved and available for issuance. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

We are opining herein solely with respect to the federal laws of the United States and the Delaware General Corporation Law.

Based upon such examination, we are of the opinion that with respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Votes”), (ii) an appropriate prospectus supplement with respect to the shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act rules and regulations,

(iii) the shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement, such purchase, underwriting or similar agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company, (iv) the Registration Statement has become effective under the Securities Act, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s operative certificate of incorporation and bylaws, each as at the relevant time applicable, and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (vii) the Company has received the consideration provided for in the Authorizing Votes and in the Registration Statement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be legally issued, fully paid and non-assessable.

This opinion is to be used only in connection with the offer and sale of the Common Stock while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Reed Smith LLP REED SMITH LLP